Amendment to Employment Agreement

     This Amendment to Employment Agreement (this “Amendment”) is made and entered into as of August 23, 2010, by and between Identive Group, Inc., a Delaware corporation formerly known as SCM Microsystems, Inc. (the “Company”), and Felix Marx (the “Executive”).

     WHEREAS, the Company and Executive entered into an employment agreement, dated as of March 1, 2010 (the “Agreement”); and

     WHEREAS, the Company and Executive have agreed to a newly created role for the Executive, and, pursuant to Section 11 of the Agreement, the Company and the Executive desire to amend the Agreement to reflect such agreement.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	The Agreement is hereby amended as follows:

	a.	The second paragraph of the Agreement is deleted in its entirety and replaced with the following:

“The Executive has been appointed Executive Vice President Transponders & Semiconductors, responsible for directing the growth and management of the Company’s TagStar Systems and ACiG Technology businesses. In addition, the Executive is appointed as CEO of ACiG Technology.”

	b.	Section 1 – Position and Responsibilities of the Agreement is deleted in its entirety and replaced with the following:

“Executive shall serve the Company in the capacity of Executive Vice President Transponders & Semiconductors and shall fully and faithfully perform such duties and exercise such powers as are incidental to such position including those duties set out in the following paragraphs in connection with the business of the Company and its affiliates.

Executive will work closely with the Company and its respective group companies generating strong organic growth in the TagStar Systems and ACiG Technology businesses of the Company, and in this role; the executive will have direct reporting responsibility for TagStar Systems and ACiG Technology businesses. In addition the Executive is appointed as CEO of ACiG Technology.

Executive shall fully and faithfully perform such duties and fulfill such obligations, as are commensurate with his appointment as Executive. Executive shall devote his full attention by using his best efforts to apply his skills and experience to perform his duties hereunder and promote the interests of the business and projects of the Company.

The Executive acknowledges that he may be required to work beyond the normal work week for the proper performance of his duties, and that he shall not receive further remuneration in respect of such additional hours.

The Executive shall be normally based in Germany; however the Company will cover all of the Executive’s reasonable travel and communication costs to other Identive Group business offices.

The Executive agrees to travel on the Company’s business as may be required for the proper performance of his duties under this Agreement.”

c.	All references in Sections 3 and 9 of the Agreement to “Austria” or “Austrian” are deleted and replaced with “Germany” or “German,” as appropriate.

d.	In Section 10, the reference to “Vienna, Austria” is deleted and replaced with “Ismaning, Germany.”

     2. Capitalized terms used in this Amendment and not otherwise defined shall have the respective meanings ascribed to such terms in the Agreement. Except as otherwise expressly amended by this Amendment, the Agreement shall remain in full force and effect and is hereby in all respects ratified and confirmed, and as so amended by this Amendment, the Agreement shall be read, taken and construed as one instrument. This Amendment shall be governed by and construed in accordance with the law of Germany.

     3. This Amendment may be executed in any number of counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. This Amendment may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.

     IN WITNESS WHEREOF, the parties have duly executed this Amendment to Employment Agreement, or caused this Amendment to be duly executed, on the date first above written.

IDENTIVE GROUP, INC.

By: /s/ Ayman S. Ashour Name: Ayman S. Ashour Title: Chief Executive Officer

EXECUTIVE

/s/ Felix Marx Felix Marx